UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2016 (August 30, 2016)

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2016, Li3 Energy, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Minera Salar Blanco S.p.A., a stock company duly incorporated under the laws of Chile (“MSB”). Pursuant to the Agreement, the Company and MSB, as the current shareholders of Minera Li Energy S.p.A. (“Minera Li”), agreed to approve the transactions contemplated by the Term Sheet, dated July 14, 2016, between MSB and Lithium Power International Limited, an Australian company (“LPI”) to explore and develop the Maricunga lithium brine assets of Mineral Li and MSB (the “Transaction”). As part of the Transaction, Mineral Li and MSB will contribute their Maricunga lithium brine assets to a new joint venture (the “Joint Venture”) and LPI will contribute $27.5 million in cash to the Joint Venture to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018. Following the completion of the Transaction, the Company will own a direct 17.67% equity interest of the Joint Venture and will be entitled to appoint one director of the Joint Venture (so long as it holds at least 10% of the equity interests of the Joint Venture) and will be updated regarding the Joint Venture’s operations and business. LPI and MSB will own 50.0% and 32.34%, respectively, of the Joint Venture and hold three and two director seats in the Joint Venture, respectively. On August 30, 2016, the shareholders of Minera Li unanimously approved the terms of the Transaction.

In connection with the Transaction, MSB agreed to grant the Company a non-revolving facility (the “Facility”) in the amount of $300,000 (with a maximum drawing of $150,000 per year), which loans will be due and payable in full on the 24-month anniversary of the first disbursement under the Facility. All of the other terms and conditions, including an interest rate of 8.5% per annum, set forth in previous loan agreements between the parties will apply to the Facility.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed hereto as Exhibits 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events.

On September 1, 2016, the Company issued a press release announcing the approval of the Transaction by the Company and MSB and that LPI had satisfactorily completed its due diligence for the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Agreement dated August 30, 2016 by and between Minera Salar Blanco S.p.A. and Li3 Energy, Inc.
99.1	Press Release dated September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated: September 12, 2016	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer